Exhibit 10.1

Lease Agreement Between

Beltway 8 Service Center Investors Ltd., Lessor,

And

Isolagen Technologies, Inc., Lessee

Dated: February 16, 2005

LEASE SUMMARY

Beltway 8 Service Center

11275 West Sam Houston Pkwy South

LESSOR:                                                                                                Beltway 8 Service Center Investors, Ltd.

LESSEE:                                                   Isolagen Technologies, Inc.

COMMENCEMENT:	March 1, 2005	EXPIRATION:	April 30, 2008

1.                                      Lessor’s address and telephone number:

LESSOR, Richland Investments, Inc., General Partner, 1110 N, Post Oak Rd., Suite 170, Houston, Texas 77055 713-682-5707.

2.                                      Lessee’s address and telephone number:

Isolagen Technologies, Inc., 2500 Wilcrest, 5th Floor Houston, TX 77042, 713-780-4754.

3.                                     Lessee’s Trade Name:
Isolagen

4.                                     “Demised Premises”: The premises contains approximately 14,849 square feet at Suite 300 West Sam Houston Pkwy South Houston, TX 77031 of the Beltway 8 Service Center (herein called the “Center”).

5.                                      Lease Term: March 1, 2005 commencing on March 1, 2005, and ending April 30, 2008

6.                                     Minimum Rental or Base Rent:

From:

3/01/05 through 4/30/05	Free Rent*	Free Rent*
5/01/05 through 4/30/06	$11,136.75	$133,641.00
5/01/06 through 4/30/07	$11,879.20	$142,550.40
5/01/07 through 4/30/08	$12,621.65	$151,459.80

*Tenant will pay the pro rata share of common operating expenses including, taxes, and insurance on the first day of each two (2) month Free Rent period. Estimation is $3,118.29 for each month.

7.                                      Operating Expense liability based on 17% of all expenses ($0.21/s.f. per square foot).
Initial monthly amount:        $3,118.29.

8.                                  Security Deposit:    $15,739.94

9.                                  Liability Insurance by Lessee: $100,000.00 per person, $300,000.00 per accident, and $500,000.00 property damage.

10.                                 Business days and hours of Lessee: no limitation

11.                                 Permitted Use: general office, warehouse, processing and distribution

12.                                 Laws of the State of Texas, County of Harris, City of Houston, will govern the validity, performance and enforcement of this Lease.

Index to Lease Agreement

ARTICLE I

1.1	THE PREMISES
1.2	USE
1.3	AREA CALCULATION

ARTICLE II.

2.1	RENT

ARTICLE III

3.1	LATE PAYMENTS
3.2	SECURITY DEPOSIT

ARTICLE IV

4.1	TERM, COMMENCEMENT & ANNIVERSARY
4.2	ACKNOWLEDGEMENT OF LEASE COMMENCEMENT
4.3	DELIVERY OF POSSESSION

ARTICLE V

5.1	CONSTRUCTION OBLIGATIONS OF LESSOR AND LESSEE

ARTICLE VI.

6.1	LESSOR RIGHTS AND ACCESS
6.2	LESSEE ACCESS AND QUIET POSSESSION

ARTICLE VII

7.1	UTILITIES AND SERVICES BY LESSOR
7.2	UTILITIES AND SERVICES BY LESSEE
7.3	INTERRUPTION OF UTILITIES OR SERVICES

ARTICLE VIII

8.1	MAINTENANCE AND REPAIR BY LESSOR
8.2	MAINTENANCE AND REPAIRS BY LESSEE
8.3	TELECOMMUNICATIONS EQUIPMENT

ARTICLE IX

9.1	KEYS AND SECURITY

ARTICLE X

10.1	PARKING

ARTICLE XI

11.1	OCCUPANCY, NUISANCE, AND HAZARDS
11.2	TAXES
11.3	PERSONAL PROPERTY TAXES
11.4	INSURANCE

ARTICLE XII

12.1	MUTUAL RELEASE AND WAIVER OF SUBROGATION
12.2	INDEMNITY AND HOLD HARMLESS

ARTICLE XIII

13.1	ALTERATIONS BY LESSEE

ARTICLE XIV

14.1	REMOVAL OF PROPERTY BY LESSEE

ARTICLE XV

15.1	SUBLETTING AND ASSIGNMENT

ARTICLE XVI

16.1	DESTRUCTION BY FIRE OR OTHER CASUALTY

ARTICLE XVII

17.1	CONDEMNATION

ARTICLE XVIII

18.1	DEFAULT BY LESSOR

ARTIC`LE XIX

19.1	DEFAULT BY LESSEE

ARTICLE XX

20.1	LIEN FOR RENT

ARTICLE XXI

21.1	ATTORNEY’S FEES, INTEREST, AND OTHER EXPENSES

ARTICLE XXII

22.1	NON-WAIVER

ARTICLE XXIII

23.1	RULES AND REGULATIONS

ARTICLE XXIV

24.1	TRANSFER OF OWNERSHIP BY LESSOR

ARTICLE XXV

25.1	MORTGAGES

ARTICLE XXVI

26.1	SURRENDER OF PREMISES

ARTICLE XXVII

27.1	HOLDING OVER

ARTICLE XXVIII

28.1	SIGNS AND CENTER NAME

ARTICLE XXIX

29.1	NOTICES

ARTICLE XXX

30.1	ESTOPPEL CERTIFICATE

ARTICLE XXXI

31.1	BINDING ON SUCCESSORS

ARTICLE XXXII

32.1	leasing broker or agent commission

ARTICLE XXXIII

33.1	representation and warranties by lessor
33.2	representations and warranties by lessee
33.3	financial statement requirements

ARTICLE XXXIV.

34.1	place and performance

ARTICLE XXXV

35.1	amendments

ARTICLE XXXVI

36.1	joint and several liability

ARTICLE XXXVII

37.1	NO merger

ARTICLE XXXVIII

38.1	governing law

ARTICLE XXXIX

39.1	separability

ARTICLE XL

40.1	force majeure

ARTICLE XLI

41.1	confidentiality

ARTICLE XLII

42.1	miscellaneous

ARTICLE XLIII

43.1	special conditions

ARTICLE XLIV

44.1	lessee signature requirements

ARTICLE XLV

45.1	guaranty

ARTICLE XLVI

46.1	exhibit list.

ARTICLE XLVII

47.1	lease dates and signatures

EXHIBIT A

EXHIBIT B

EXHIBIT C

EXHIBIT D

EXHIBIT E

EXHIBIT F

EXHIBIT G

EXHIBIT H

EXHIBIT I

EXHIBIT J

EXHIBIT K

LEASE AGREEMENT

This Lease Agreement (“Lease”) is made and entered into as of the 16 day of February, 2005 by and between Beltway 8 Service Center Investors, Ltd.(“Lessor”), and Isolagen Technologies, Inc., a Delaware Corporation.(“Lessee”).

ARTICLE I.

1.1                                The Premises.

Subject to the terms of this Lease, Lessor leases to Lessee, and Lessee leases from Lessor the interior space known as Suite 300 (the “Premises”) shown by hash marks on the floor plan attached as Exhibit A. The dimensions are shown on such Exhibit A, in the building located at 11275 West Sam Houston Parkway South and known as Beltway 8 Service Center on a tract of land legally described in Exhibit C.

As used in this Lease, the term “Center” includes the land and all improvements thereon. “Common Facilities” shall mean the parking areas, lighting, sidewalks, driveways, loading areas, management office and other improvements commonly used by all tenants. Lessee shall have exclusive use of the Premises and the non-exclusive use of the Common Facilities.

1.2                                Use.

Lessee shall continuously occupy and use the Premises only for general office, warehousing, processing and distribution (the “Permitted Use”) and shall comply with all laws relating to the use, condition, access to, and occupancy of the Premises. The Premises shall not be used for any use, which is disreputable, creates extraordinary fire hazards, or results in an increased rate of insurance on the Center or its contents, or for the storage of any hazardous materials or substances. The Permitted Use shall be subject to the Center’s Rules and Regulations attached as Exhibit F. If, because of Lessee’s acts, the rate of insurance on the Center or its contents increases, then such acts shall be an Event of Default, Lessee shall pay to Lessor the amount of such increase on demand, and acceptance of such payment shall not waive any of the Lessor’s other rights. Lessee shall conduct its business so as not to create any nuisance or unreasonably interfere with other lessees or Lessor in its management of the Center. The name of Lessee’s business will be Isolagen Technologies, Inc.

1.3                                Area Calculation

The Premises contains or will contain approximately 14,849 square feet as measured to the outside of exterior walls and the midpoint of common walls between tenants. Reasonable variation of dimensions and square footages are permitted. If shortages or overages in the area calculations are discovered, adjustment will be made in the Rent; however such errors will not terminate this Lease.

ARTICLE II.

2.1                                Rent.

(a)                                   Base Rent.  “Base Rent” (herein so called) shall be in accordance with paragraph 1 of Exhibit B attached hereto.

(b)                                  Payment. Lessee shall timely pay to Lessor Base Rent and all additional sums to be paid by Lessee to Lessor under this Lease (collectively, the “Rent”), without deduction or set off. Base Rent, adjusted as herein provided, shall be payable monthly in advance, and shall be accompanied by all applicable state and local sales or use taxes. The first monthly installment of Base Rent shall be payable contemporaneously with the execution of this Lease; thereafter, Base Rent shall be payable on the first day of each month beginning on the first day of the second full calendar month of the Term. The monthly Base Rent for any partial month at the beginning of the Term shall equal the product of 1/365 of the annual Base Rent in effect during the partial month and the number of days in the partial month from and after the Commencement Date, and shall be due on the Commencement Date.  The Rent shall be paid to Lessor at its offices 1110 North Post Oak Rd. Suite 170 Houston, Texas 77055 in Harris County, Texas, or such other address as Lessor shall designate.

(c)                                   Pro rata Allocation of Common Operating Expenses of the Center. In addition to the monthly Base Rent in Paragraph 2.1(a), Lessee shall pay additional rent on a monthly basis, equivalent to Lessee’s pro rata share of common operating expenses for the entire Center. Exhibit I attached hereto contains definitions and procedures for the foregoing.

ARTICLE III.

3.1                                Late Payments.

If any Rent payment or other sum due by Lessee to Lessor is received and accepted by Lessor later than five (5) days after its due date, Lessee shall pay a late charge of 5% of such Rent payment or other sums to reimburse Lessor for its cost and inconvenience incurred as a consequence of Lessee’s delinquency. In no event, however, shall the charges permitted under this Paragraph 3.1 or elsewhere in this Lease to the extent they are considered to be interest under law, exceed the maximum lawful rate of interest. Lessor’s acceptance of late rent or other sum shall not operate to allow Lessee to pay the Rent or other sum late thereafter and shall not constitute a waiver of Lessor’s remedies for subsequent late payments. Late payment charges are due immediately when incurred without notice or demand. All payments for any purpose shall be by check or money order on a local bank, not cash. For each returned check, Lessee shall pay all applicable bank charges incurred by Lessor plus $20.00. Payment of any kind received by Lessor on behalf of the Lessee may be applied at Lessor’s option to non-rent items first, then to Rent. Payment of Rent by Lessee shall be an independent covenant, without right of set off or deduction. If Lessee has not timely paid rentals and other sums due on two or more occasions, or if a check from Lessee is returned for insufficient funds or no account, Lessor may for the next twelve (12) months require that all rent and other sums due be paid by cashier’s check, certified check, or money order, without prior notice. Notwithstanding the foregoing, a Late Charge shall not be due from Tenant until the second (2nd) late payment of Rent

3.2                                Security Deposit.

At the time of execution of the Lease, Lessee shall deposit with Lessor Fifteen Thousand Seven Hundred Thirty-Nine and 94/100 Dollars ($15,739.94) (the “Security Deposit”) to secure the performance of Lessee’s lease obligations. The Security Deposit is not an advance payment of Rent or a measure or limit of Lessor’s damages upon an Event of Default (defined in Paragraph 19.1). If Lessee fails to pay any sum when due under the Lease, Lessor may, without prejudice to any other remedy, apply the Security Deposit toward the amounts due and unpaid by Lessee or perform any obligation Lessee fails to perform hereunder. Lessee shall immediately restore the Security Deposit to its original amount after any portion of it is applied to amounts due and unpaid by Lessee. If, at the end of the Term of this Lease (as defined in Paragraph 4.1 hereof,), Lessee is not in default, beyond any applicable notice or cure period, in the performance of any provision of this Lease, the Security Deposit, or any balance thereof remaining, will be refunded to Lessee within thirty (30) days after the Term ends. The Security Deposit may be commingled with other funds, and no interest shall be paid thereon. If Lessor transfers its interest in the Premises and the transferee assumes Lessor’s obligations under this Lease, then Lessor may assign the Security Deposit to the transferee and Lessor thereafter shall have no further liability for the return of the Security Deposit.

ARTICLE IV.

4.1                                Term, Commencement & Anniversary.

The original term of this Lease shall be for a period of thirty-eight (38) months commencing on March 1,2005 (the “Commencement Date”) and expiring at midnight April 30, 2008 (the “Ending Date”) (the “Term”). The “Annual Anniversary Date” shall be the Commencement Date. Lessor shall provide Lessee with access to the Premises beginning on March 1, 2005 or earlier if possible for the purpose of Lessee’s preparing the space for use and occupancy, including, without limitation, installation of telephone and computer lines, workstations and other equipment. Prior to such access being provided, Lessee’s shall deliver to Lessor evidence of insurance. If Lessor fails to deliver the Premises to Lessee within 10 days following the Commencement Date, Lessee shall have the right to terminate the Lease.

Within six (6) months of the Ending Date and upon reasonable prior notice and at reasonable times, Lessor will have the right to enter and show the Premises for the purpose of re-letting said Premises.

4.2                                Acknowledgement of Lease Commencement.

Upon commencement of this Lease, Lessor and Lessee shall execute an Acknowledgment of this Lease, which is attached, as Exhibit D and which will confirm the Commencement Date, Ending Date, and Annual Anniversary Date of the Lease.

4.3                                Delivery of Possession.

Subject to early entry right set forth above, Lessor’s anticipated delivery date of possession is March 1,2005. If Lessor delays delivering possession of the Premises, Rent shall be abated until the Premises is ready for occupancy; and neither Lessor nor its agents shall be liable for any damages; and the Lease shall not terminate.

ARTICLE V.

5.1                                Construction Obligations of Lessor and Lessee.

The respective obligations of Lessor and Lessee for construction and payment of tenant improvements (“Tenant Improvements”) are set forth in Exhibit E. (a) The Tenant Improvements shall be installed only in accordance with plans and specifications submitted to and approved in writing by Lessor. No alterations or physical additions in or to the Premises may be made without Lessor’s prior written consent, which shall not be unreasonably withheld or delayed; however, Lessor may withhold its consent to any alteration or addition that would affect the Center’s structure or its HVAC, plumbing, electrical, or mechanical systems. Lessee shall not paint or install lighting or decorations, signs, window or door lettering, or advertising media of any type on or about the Premises without the prior written consent of Lessor, which shall not be unreasonably withheld or delayed; however, Lessor may withhold its consent to such painting or installation which would affect the appearance of the exterior of the Center or of any common areas of the Center. All alterations, additions, or improvements made in or upon the Premises shall, at Lessor’s option, either be removed by Lessee prior to the end of the Term (and Lessee shall repair damage caused thereby at Lessee’s sole expense), or shall remain on the Premises at the end of the Term without compensation to Lessee. All alterations, additions, and improvements shall be constructed, maintained, and used by Lessee, at its risk and expense, in accordance with all laws; Lessor’s approval of the plans and specifications therefore shall not be a representation by Lessor that such alterations, additions, or improvements comply with any law. Lessor may change, from time to time, traffic patterns, and the dimension, location, identity and type of any structures comprising the Center and may construct additional buildings or additional storage on existing buildings, automatic teller machines, or other improvements at the Center, provided that such changes and construction do not materially affect access or parking for the Premises.

ARTICLE VI

6.1                                Lessor Rights and Access.

Provided that the exercise of such rights does not unreasonably interfere with Lessee’s occupancy of the Premises, Lessor shall have the following rights:

(a)                               To decorate and to make inspections, repairs, alterations, additions, changes, or improvements, whether structural or otherwise, in and about the Center, or any part thereof;

(b)                              To take such reasonable measures as Lessor deems advisable for the security of the Center and its occupants;

(c)                               To enter the Premises at all reasonable times and upon reasonable prior notice for reasonable business purposes and to show the Premises to prospective purchasers, lenders, or, to tenants.

6.2                                Lessee Access and Quiet Possession.

If Lessee is current and in compliance with all of its obligations under the Lease, Lessee shall be entitled to peaceful and quiet possession and enjoyment of the Premises, subject to the terms and conditions of the Lease. Lessee shall have access to the common parking areas at all times, subject to the Rules and Regulations referred to in Paragraph 23.1 and attached hereto as Exhibit F. Lessor shall make diligent efforts to have all other tenants in the Center comply with certain Center Rules and Regulations. Otherwise, failure of other tenants to comply with such Rules and Regulations shall not be considered a default by Lessor. Construction noise or vibrations shall not be considered a default by Lessor. Lessor shall not permit amusement activities, such as rides or games, in the common areas, unless for periodic promotional purposes.

ARTICLE VII.

7.1                                Utilities and Services by Lessor.

Lessor shall pay for and furnish to Lessee in a timely and diligent manner, the utilities and services listed below, and no others, subject to Paragraph 2.1(c):

(a)                                 water and wastewater services for common facilities;

(b)                                trash dumpster services for common facilities but not for the Premises;

(c)                                 electricity for common facilities;

(d)                                 pest control services for common facilities as needed in the reasonable judgment of Lessor;

(e)                                 repair and maintenance services for common facilities;

(f)                                   other repairs and maintenance services pursuant to Paragraph 8.1;

Costs of such services and utilities are considered common operating expenses to be allocated among all tenants under Paragraph 2. l(c) and Exhibit I attached hereto.

7.2                              Utilities and Services by Lessee.

Except for utilities and services provided by Lessor in Paragraph 7.1, Lessee shall furnish and pay for all utilities and services necessary for the Premises, including trash collection services for the Premises. Lessee shall timely pay for any utilities which are individually metered or separately sub-metered for the Premises or specially connected to the Premises by the utility company such as telephone, TV cable, Muzak, etc. Service for individual meters which only serve the Premises shall be in the name of Lessee. Utility company or contractor charges for connecting or hooking up utilities to lines brought to the Premises shall be paid for by Lessee.

Any utilities sub-metered for the Premises shall be billed to and paid by Lessee at Lessor’s average per unit cost (per KWH, cfs, gallon, etc.). Lessor reserves the right to sub-meter water.  Any water sub-metering shall be billed to and paid by Lessee at Lessor’s average cost per gallon and no more, and shall include corresponding wastewater averages (if any).

7.3                                Interruption of Utilities or Services.

Temporary interruption or malfunction of utilities, services, and/or telephones shall not render Lessor liable for any damages caused thereby, be a constructive eviction of Lessee, constitute a breach of any implied warranty, entitle Lessee to any, rent abatements, or release Lessee from any of its obligations hereunder. Lessor shall use reasonable diligence to restore interrupted utilities or services.

ARTICLE VIII.

8.1                               Maintenance and Repair by Lessor.

Lessor shall act timely and diligently to provide for the cleaning, repair, maintenance, reconnection of interrupted utilities or services, and landscaping of common facilities and to repair and maintain roofs, exterior walls (excluding glass, signage, exterior wall signage repair), foundations, outside lighting; and any exterior improvements serving other tenants in the Center. Lessee hereby assigns to Lessor a right of enforcement of all warranties and guaranties furnished to Lessee by manufacturers or installers of equipment in or serving the Premises, to the extent legally possible. Lessor may temporarily close any part of the common facilities if reasonably necessary for repair or construction. Repairs and maintenance shall be in accordance with applicable governmental requirements.

8.2                               Maintenance and Repairs by Lessee.

Lessee shall act timely and diligently to maintain and repair Lessee’s exterior sign(s) and maintain the Premises in a clean, safe, and operable condition and shall not permit or allow to remain any waste or damage to any portion of the Premises, including (a) HVAC systems, hot water heaters, lighting, walls, floors, ceiling, doors, hardware, and electrical and plumbing lines exclusively serving the Premises, (b) equipment in the Premises, and (c) all other interior improvements. HVAC filters shall be timely replaced by Lessee. Lessee’s exterior signs, doors, plate glass, and windows shall be maintained, cleaned and replaced by Lessee as reasonably determined by Lessor, subject to sign replacement limitations imposed on Lessee in Exhibit G. Lessor hereby assigns to Lessee a right of enforcement of all warranties and guaranties furnished to Lessor by manufacturers or installers of equipment to the extent legally possible. Lessee shall not damage or allow others to damage any portion of the Premises. Lessor shall have the right, but not the obligation, to perform Lessee’s repair and maintenance duties at Lessee’s expense if Lessee fails to perform them within fifteen (15) days after the occurrence of any damage. Lessee shall reimburse Lessor for the cost of repair, maintenance or replacement for which Lessee is liable under this Lease or which is caused inside the Premises by Lessee, Lessee’s employees, franchisees, concessionaires, agents, contractors, family, or customers or outside the Premises by Lessee or Lessee’s employees, agents, or contractors within ten (10) days after Lessor has invoiced Lessee therefore. Lessor may require advance payment from Lessee prior to repair or replacement. Lessor shall have the right of prior approval of all contractors or personnel repairing or maintaining HVAC, electrical, plumbing, or structural improvements in the Premises. Lessee shall cause all contractors and subcontractors to procure and maintain insurance coverage naming Lessor as an additional insured against such risks, in such amounts, and with such companies as Lessor may reasonably require. If Lessee’s workmen or contractors repair, alter, or modify the Premises, Lessee shall warrant that no mechanic or materialman’s lien shall be filed against the Premises or the Center for any work performed, materials furnished, or obligation incurred by or at the request of Lessee. If such a lien is filed, then Lessee shall, within ten (10) days after Lessor has delivered notice of the filing thereof to Lessee, either pay the amount of the lien or diligently contest such lien and deliver to Lessor a bond or other security reasonably satisfactory to Lessor. If Lessee fails to timely take either such action, then Lessor may pay the lien claim, and any amounts so paid, including expenses and interest, shall be paid by Lessee to Lessor within ten (10) days after Lessor has invoiced Lessee therefore. All such work, including repairs and maintenance, shall be performed in accordance with all laws, applicable governmental requirements and in a good and workmanlike manner so as not to damage the Premises, the Center or the components thereof. Notwithstanding anything in this Section to the contrary, Tenant shall not be responsible for costs to repair, maintain or replace any portion of the Premises exceeding $500 on an individual basis and $5,000 on an aggregate basis during the Term, unless such arises as a result of Tenant’s gross negligence or willful misconduct.

8.3                                Telecommunications Equipment.

All telecommunications equipment necessary to serve Lessee shall be located in the Premises and shall be paid for by Lessee, or at Lessor’s option and at Lessee’s expense in a lockable enclosure in a common area, the location of which shall be designated by Lessor.

ARTICLE IX.

9.1                                Keys and Security.

If locks are changed, Lessor may specify to Lessee the kind and brand of locks, placement, installation and number of keys to Lessor. Lessee shall provide Lessor with a key to the Premises, promptly each time the locks are changed by Lessee. Lessor shall use such key only in any emergency or in connection with Lessor remedies for default by Lessee under this Lease. Lessor shall have no duty to provide security service unless expressly provided in this Lease.

ARTICLE X.

10.1                         Parking.

Lessor shall have sole control over all parking and may designate parking areas and service areas. Parking rules are contained in the Center Rules and Regulations in Exhibit F. If vehicles are parked in violation of Lessor parking Rules and Regulations or in violation of state statutes, Lessor may exercise vehicle removal remedies under Articles 6701g-l and 6701g-2 of the Texas Civil Statutes upon compliance with statutory notice. Lessee shall have the right to park up to two (2) delivery vehicles overnight at the Premises.

ARTICLE XI.

11.1                         Occupancy, Nuisance, and Hazards.

The Premises shall be continuously occupied by Lessee and used for the use specified in Paragraph 1.2 hereof and shall not be used entirely for storage. Lessee and Lessee’s agents, employees, family, licensees, and contractors shall comply with all federal, state, and local laws relating to occupancy and criminal conduct while such persons are on the Premises. Lessee and the persons listed above shall not (a) use or permit the use of the Premises for any activity dangerous to life or property, (b) permit any nuisance, (c) disturb the quiet enjoyment of other tenants, (d) cause offensive odors or fumes, (e) make undue noise or vibrations, (f) permit anything which could cancel coverage or increase rates for insurance on the Center or contents, or (g) otherwise damage the Premises.

11.2                         Taxes.

Lessor shall timely pay all taxes on the Center land and improvements and such taxes shall be included in the Center common operating expense allocations pursuant to Paragraph 2.1(c).

11.3                         Personal Property Taxes.

Lessee shall be liable for all taxes levied or assessed against personal property, furniture, or fixtures placed by Lessee in the Premises. If any taxes for which Lessee is liable are levied or assessed against Lessor or Lessor’s property and Lessor elects to pay the same, or if the assessed value of Lessor’s property is increased by inclusion of such personal property, furniture or fixtures and Lessor elects to pay the taxes based on such increase, then Lessee shall pay to Lessor, upon demand, the part of such taxes for which Lessee is primarily liable hereunder; however, Lessor shall not pay such amount if Lessee notifies Lessor that it will contest the validity or amount of such taxes before Lessor makes such payment, and thereafter diligently proceeds with such contest in accordance with law and if the non-payment thereof does not pose a threat or seizure of the Center or interest of Lessor therein.

11.4                      Insurance.

Lessor and Lessee shall comply with the respective insurance obligations as set forth below:

(a)                              Lessor. Lessor shall maintain (i) fire and extended coverage insurance, including vandalism and malicious mischief, on the Center, and (ii) comprehensive general liability insurance. The amounts shall be as required by Lessor’s mortgagees or as Lessor may reasonably deem appropriate, whichever is greater. Lessor shall have no responsibility to maintain fire and extended coverage insurance on Lessee’s contents. The portion of Lessor’s insurance premiums reasonably due to Lessee’s acts or omissions or Lessee’s special use, or Improvements, shall be paid for by Lessee in accordance with Exhibit I.

(b)                             Lessee. Lessee shall maintain throughout the Term the following insurance policies: (1) comprehensive general liability insurance in amounts of $100,000 per person, $300,000 per accident and $500,000 property damage, or such other amounts as Lessor may from time to time reasonably require, insuring Lessee, Lessor, Lessor’s agents and their respective affiliates against all liability for injury to or death of a person or persons or damage to property (including vandalism and malicious mischief) arising from the use and occupancy of the Premises; (2) insurance covering the full value of Lessee’s property including fixtures, furniture, equipment, supplies, inventory, Tenant Improvements and other personal property (including property of others) in the Premises. Lessee expressly understands that such property is not covered by Lessor’s insurance; (3) contractual liability insurance sufficient to cover Lessee’s indemnity obligations hereunder; (4) worker’s compensation insurance, containing a waiver of subrogation endorsement acceptable to Lessor and (5) business interruption insurance. All such insurance policies shall be in form, and issued by companies, reasonably satisfactory to Lessor.

(c)                                  Insurance Certificates. Lessee shall provide Lessor with a certificate of Lessee’s insurance and such other evidence satisfactory to Lessor of the maintenance of all insurance coverage required hereunder, as required above within ten (10) days after Lessee initially occupies the Premises or any portion thereof. Lessor and Lessor’s managing agent (if any) shall be named as additional insured on Lessee’s liability insurance policy.  Upon written request by Lessor, changes in the name of Lessor or Lessor’s agents and their respective affiliates shall be reflected on such certificate. Failure by Lessee to provide such certificate is an Event of Default.

(d)                                 Notices From Lessee’s Insurance Carrier. All policies of insurance to be provided by Lessee shall contain a provision (to the extent legally permitted) that the insurance company shall give Lessor thirty (30) days notice in writing in advance of any cancellation or non-renewal of the policy, any reduction in the policy amount, any deletion of additional insureds or any material changes of any such insurance policies.

ARTICLE XII.

12.1                         Mutual Release and Waiver of Subrogation.

(a)                                 To the extent that the coverage of their respective insurance policies are not adversely affected, Lessor and Lessee release each other and their respective officers, directors, employees, and agents from any claims for loss or damage to any person or property on the Premises which is caused by or which results from risks insured against under the policies carried by Lessor or Lessee and in force at the time of any such loss or damage. The foregoing release shall not apply to property losses or damages in excess of policy limits or to losses or damages not covered by insurance due to a deductible clause in the policy.

(b)                                Upon written request after signing this Lease, but not before any loss or damage occurs, Lessor and Lessee may require that the other party’s respective fire/casualty and liability insurance policy provide a waiver for all right of recovery by way of subrogation in connection with any loss or damage covered by such insurance policies. Provided, however, the foregoing release shall not apply to property losses or damages in excess of policy limits or to losses or damages not covered by insurance due to a deductible in the policy.

(c)                                 Notwithstanding the foregoing, if such waiver of subrogation is not incorporated into the policy and cannot be procured or if it can be procured only with an additional premium charge, such party shall furnish to the other party written evidence from the insurance company or insurance agent, verifying that such waiver is (i) not obtainable or (ii) not obtainable without additional premiums. Thereafter, within a reasonable time after receiving such notice, the party for whose benefit the waiver is sought may (ii) agree to pay any additional premium necessary to obtain the waiver of subrogation or (ii) place the insurance with a company which is reasonably satisfactory to the other party and to such party’s mortgagees with a policy of the same terms and coverage, the extra cost of which will be entirely borne by the party for whose benefit the waiver of subrogation is sought.

(d)                                Upon written request, Lessor and Lessee shall furnish to each other copies of the insurance referred to in this Lease or satisfactory evidence of same.

12.2                         Indemnity and Hold Harmless.

Lessee shall indemnify Lessor for and shall hold Lessor harmless from all fines, claims, liabilities, and suits (including costs and expenses of defending against same) to the extent resulting from any breach or nonperformance of the Lease by Lessee or Lessee’s agents, employees, family, licensees, or invitees. Lessor shall indemnify Lessee for and hold Lessee harmless from all fines, claims, liabilities, and suits (including costs and expenses for defending against same) to the extent resulting from any breach or nonperformance of the Lease by Lessor or Lessor’s agents, employees, family, licensees, or invitees. Lessor and Lessee shall not be liable to the other or the other’s agents, employees, or family for any damage to personal property resulting from any act, omission, or negligence of any other tenant or occupant of the Center.

ARTICLE XIII.

13.1                         Alterations by Lessee.

Lessee may not make any alterations to the Premises without Lessor’s written consent which may not be unreasonably withheld. “Alterations” include but are not limited to improvements glued, screwed, nailed or otherwise permanently attached to the Center, structural changes, roof and wall penetrations, and all plumbing, electrical, and HVAC changes. Requests for Lessor’s approval shall be in writing and shall be detailed to Lessor’s reasonable satisfaction. Alterations shall be done only by Lessor’s contractors or employees or by third parties approved by Lessor in writing. Subject to the provisions of Exhibit E regarding Tenant Improvements and Construction Allowance, Lessee shall pay in advance for any requested alterations which are approved and performed by Lessor. If same are performed by Lessee with Lessor’s approval, Lessee shall not allow liens to be placed against the Premises as a result of such Alterations. Alterations shall comply with all applicable laws. Changes in Lessee’s Alterations which may be later required by governmental actions shall also be paid by Lessee.

ARTICLE XIV.

14.1                         Removal of Property by Lessee.

Lessee may remove its unattached trade fixtures, furniture, equipment and personal property upon termination of this Lease. Lessee shall pay all costs of removal. Lessee shall have no rights to property remaining on the Premises after move out. Lessee may not remove any alterations defined in Paragraph 5.1 or Paragraph 13.1 or improvements such as wall to wall carpeting, book shelves, window coverings, drapes, cabinets, paneling, counters, kitchen or break room built-ins, shelving, wall coverings, and anything else attached to the floor, walls, or ceilings. If Lessor requests in writing, Lessee shall, immediately prior to moving out, remove any alterations, fixtures, equipment, and other property installed by Lessee. Lessee shall pay for cleaning or repairing damages caused by Lessee’s removal of any property. All items not so removed shall be deemed to have been abandoned by Lessee and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Lessor without notice to Lessee and without any obligation to account for such items. The provisions of this Paragraph 14.1 shall survive the end of the Term.

ARTICLE XV.

15.1                        Subletting and Assignment.

Lessee may not sublet, assign, pledge, or mortgage this Lease and may not grant licenses, commissions, or other rights of occupancy to all or any part of the Premises without Lessor’s prior written approval. Sale, transfer, or merger of the majority of the voting shares or voting partnership interests in Lessee (if a corporation or partnership) shall be considered an assignment; likewise for issuance of treasury stock or admission of a new general partner. Lessor shall not be obligated to approve any proposed sublease or assignment. However, if Lessor gives such approval, Lessor shall be entitled to 75% of any excess between Lessee’s rental per square foot under the Lease and the rental per square foot under the sublease or assignment,. The foregoing is consideration of additional management performed or to be performed by Lessor under such sublease or assignment. In addition to the foregoing, Lessor may charge Lessee a one-time fee equal to one month’s lease rental for such administrative, investigative and management services. Breach of this Lease by sub-lessees or assignees shall be deemed a violation by Lessee.

Approval by Lessor of any sublease or assignment shall not release Lessee from any obligations under this Lease and shall not constitute approval for subsequent subletting or assignment. Upon default by Lessee, any sub-lessee shall pay all sub-lessee rentals and other sums due Lessee, direct to Lessor, to be credited against the sums owed by Lessee to Lessor under this Lease. Sub-lessees or assignees shall be liable for all of Lessee’s obligations under this Lease unless otherwise specified in writing. Unless otherwise agreed in writing, no sublease or assignment shall be valid unless (a) a copy of this Lease is attached thereto, (b) the sub-lessee or assignee agrees in writing to be liable for all of Lessee’s obligations under this Lease, and (c) Lessor’s written approval is attached to the sublease or assignment.

Notwithstanding anything herein to the contrary, Lessee shall be permitted to assign this Lease without any consent of the Lessor provided such assignment is in connection with an acquisition, merger or other change in control provided that such transaction involves the majority of Lessee’s business operations

ARTICLE XVI.

16.1                        Destruction by Fire or Other Casualty.

(a)                               Total Destruction, Rent Abatement, and Restoration.  If the Premises is totally damaged by fire or other casualty (the “Casualty”) so that it cannot be reasonably used by Lessee and if this Lease is not terminated as provided in subparagraph (d) below, there shall be a total abatement of Lessee’s rent and Lessee’s obligation to pay Center operating expenses until the Premises is restored by Lessor and Lessee. There shall be no abatement of percentage rentals.

(b)                             Partial Destruction, Rent Abatement and Restoration.  If the Premises is partially destroyed or damaged by a Casualty so that it can only be partially used by Lessee for the purposes allowed in this Lease and if this Lease is not terminated as provided in subparagraph (d) below, there shall be a partial abatement of Lessee’s rent and Lessee’s obligation to pay Center operating expenses which fairly and reasonably corresponds to the time and extent to which the Premises cannot reasonably be used by Lessee.

(c)                                Restoration.  If neither party elects to terminate this Lease as provided in subparagraph (d) below, then Lessor shall, within a reasonable time after such Casualty, begin to repair the Center and the Premises and shall proceed with reasonable diligence to restore the center and Premises to substantially the same condition as they existed immediately before such Casualty; however, Lessor shall not be required to repair or replace any of the furniture, equipment, fixtures, and Tenant Improvements which may have been placed by, or at the request of, Lessee or other occupants in the Center or the Premises, and Lessor’s obligation to repair or restore the Center or Premises shall be limited to the extent of the insurance proceeds actually received by Lessor for the Casualty in question.

(d)                               Lease Termination.  If the Premises or the Center is so badly damaged that restoration and repairs cannot be completed within one (1) month after the Casualty in Lessor’s sole opinion, then this Lease may be terminated as of the date of the Casualty by either Lessor or Lessee by serving written notice upon the other.  Termination notice must be delivered within thirty (30) days after the Casualty.

ARTICLE XVII.

17.1                        Condemnation.

If any part of the Center or Premises is taken by condemnation or by deed in lieu of condemnation by any governmental authority, this Lease shall terminate one day prior to such taking. If any part of the Center’s parking lot is so taken, Lessee’s right to use such portion shall terminate one day prior to such taking; and Lessee’s rent shall be reduced only to the extent that such partial taking reduces the fair market value of the Premises. Lessor shall pay for all costs associated with construction reasonably necessary to render the Premises usable for Lessee’s permitted purposes after such partial taking. All compensation awarded for any partial or total taking of the Center shall be the property of the Lessor. Lessor shall have no interest in any award made to Lessee for loss of business, moving costs, or for taking of Lessee’s fixtures and other property within the Premises if a separate award for such items is made to Lessee.

ARTICLE XVIII.

18.1                        Default by Lessor.

The liability of Lessor to Lessee for any default by Lessor under the terms of this Lease shall be limited to Lessee’s actual direct, but not consequential, damages therefor and shall be recoverable only from the interest of Lessor in the Center, and Lessor shall not be personally liable for any deficiency. Lessee shall not seek to enforce any remedy it may have for any default on the part of Lessor without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail, to any Lessor’s Mortgagee whose address has been given to Lessee, and affording such Lessor’s Mortgagee a reasonable opportunity to perform Lessor’s obligations hereunder.

ARTICLE XIX.

19.1                        Default by Lessee.

(a)                                Definition of Default. The occurrence of any of the following (each one of which is herein referred to as an “Event of Default”) shall constitute a default by Lessee: (1) failure to pay Rent or any sum due by Lessee under this Lease within ten (10) days after written demand therefor by Lessor, however, an Event of Default shall occur hereunder without any obligation of Lessor to give any notice if Lessor has given Lessee written notice under this Paragraph 19.1 (a) on more than two occasions during the twelve (12) month interval preceding such failure by Lessee; (2) failure to vacate on or before the last day of the Term, renewal term, or extension period; (3) unauthorized early move-out or notice of same as set forth below; (4) acquisitions of Lessee’s interest in the Lease by a third party by judicial or non-judicial process; (5) the filing of a petition by or against Lessee (the term “Lessee” shall include, for the purpose of this Paragraph 19.1 (a), any guarantor of Lessee’s obligations hereunder) (a) in any bankruptcy or other insolvency proceeding; (b) seeking any relief under any state or federal debtor relief law; (c) for the appointment of a liquidator or receiver for all or substantially all of Lessee’s property or for Lessee’s interest in this Lease; or (d) for the reorganization or modification of Lessee’s capital structure; however, if such a petition is filed against Lessor, then such filing shall not be an Event of Default unless Lessee fails to have the proceedings initiated by such petition dismissed within ninety (90) days after the filing thereof; or (6) failure to comply with any other provision of the Lease (including Rules and Regulations) if failure to comply is not cured (with in ten (10) days) after delivery of written notice by Lessor to Lessee.

(b)                                Remedies. Upon any Event of Default, Lessor may, in addition to all other rights and remedies afforded Lessor hereunder or by law or equity, take any of the following actions:

(i)                                   Terminate this Lease by giving Lessee written notice thereof, in which event Lessee shall pay to Lessor the sum of (1) all Rent accrued hereunder through the date of termination, (2) all amounts due under Paragraph 19.1 (c), and (3) an amount equal to (i) the total Rent that Lessee would have been required to pay for the remainder of the Term discounted to present value at a per annum rate equal to the “Prime Rate” as published on the date this Lease is terminated by The Wall Street Journal, Southwest

Edition, in its listing of “Money Rates” minus one percent, minus (ii) the then present fair rental value of the Premises for such period, similarly discounted.  Lessor’s agents have authority to terminate this Lease only by written notice given pursuant to Paragraph 29.1.

(ii)                               Terminate Lessee’s right to possess the Premises without terminating this Lease by giving written notice thereof to Lessee, in which event Lessee shall pay to Lessor (1) all Rent and other amounts accrued hereunder to the date of termination of possession, (2) all amounts due from time to time under Paragraph 19.1 (c), and (3) all Rent and other net sums required hereunder to be paid by Lessee during the remainder of the Term, diminished by any net sums thereafter received by Lessor through re-letting the Premises during such period, after deducting all costs incurred by Lessor in re-letting the Premises. Lessor shall use reasonable efforts to re-let the Premises on such terms as Lessor in its sole discretion may determine (including a term different from the Term, rental concessions, and alterations to, and improvement of, the Premises); however Lessor shall not be obligated to re-let the Premises before leasing other portions of the Center. Lessor shall not be liable for, nor shall Lessee’s obligations hereunder be diminished because of, Lessor’s failure to re-let the Premises or to collect rent due for such re-letting. Lessee shall not be entitled to the excess of any consideration obtained by re-letting over the Rent due hereunder. Reentry by Lessor in the Premises shall not affect Lessee’s obligations hereunder for the un-expired Term; rather, Lessor may, from time to time, bring an action against Lessee to collect amounts due by Lessee, without the necessity of Lessor’s waiting until the expiration of the Term. Unless Lessor delivers written notice to Lessee expressly stating that it has elected to terminate this Lease, all actions taken by Lessor to dispossess or exclude Lessee from the Premises shall be deemed to be taken under this Section 19.1 (b). If Lessor elects to proceed under this Section 19.1 (b), it may at any time elect to terminate this Lease under Section 19.1 (a).

(iii)                          Door locks. Lessor may change or modify door locks or other security devices on all entry doors of the Premises to deprive Lessee of access thereto until all such sums are paid in full; provided, however, Lessor shall immediately thereafter post a notice on the primary entry door to the Premises, stating that Lessor has exercised such lockout rights. Lessor’s right to modify or change locks shall occur automatically and without notice if Lessee’s rent is accelerated under subparagraph (e) below relating to unlawful early move out. However, Lessee shall not be in default under sub-clause (6) above if Lessee promptly commences to cure such noncompliance and diligently proceeds in good faith to cure same after receiving written notice of such default.

(iv)                            Utilities and Services. Lessor may terminate utilities to the Premises, without notice. Lessor’s right to terminate such utilities or services shall occur automatically and without notice if Lessee’s rent is accelerated under subparagraph (vi) below, relating to unlawful early move out.

(v)                                Acceleration After Notice of Rental Delinquency, If Lessee is in default for nonpayment of rent or other sums due and if Lessee fails to pay same in full within ten (10) days after Lessor delivers to Lessee or to the Premises a written notice of Lessor’s intent to accelerate, then all rent for the remainder of the lease term shall be accelerated, due and delinquent at the end of such ten (10) day notice period without further notice. Such acceleration rights are in consideration of the rentals for the entire being payable in monthly installments rather than in one lump sum at the beginning of the lease term. If Lessee has already vacated the leased premises, notice of acceleration may be delivered to Lessee pursuant to Paragraph 29.1. Liability for additional rents accruing in the future (over and above any base rents) shall not be waived by such acceleration.

(vi)                            Acceleration Upon Early Move Out. If Lessee is lawfully evicted, or if Lessee moves out or gives oral or written notice (in person or by an authorized employee or agent) of intent to move out prior to the end of the Term without the Rent being paid in full for the entire remainder of the Term or renewal or extension period or without prior written consent of Lessor, all remaining rents for the remainder of the Term shall be accelerated immediately and automatically without demand or notice. Such accelerated rents shall be due and delinquent without notice before or after such acceleration. Such acceleration shall occur even if the rent for the current month has been paid in full.

(vii)                        Termination of possession. If Lessee is in default as defined in subparagraph (a) above and if Lessee remains in default for three (3) days after Lessor gives notice of such default to Lessee, or if Lessee abandons the Premises, Lessor may (with or without demand for performance) terminate Lessee’s right of possession by giving one (1) day written notice to vacate; and Lessor shall be entitled to immediate possession without termination of Lessee’s obligations under the Lease. Lessor’s repossession shall not be considered an election to terminate this Lease unless written notice of such intention to terminate is given to Lessee by Lessor. Repossession may be by voluntary agreement or by eviction lawsuit. Commencement of an eviction lawsuit shall not preclude Lessor’s remedies of landlord’s lien, lock change, utilities termination, or other rights and remedies of Lessor.

(viii)                    Damages. In addition to all other remedies, Lessor may recover actual damages incurred.

(c) Payment by Tenant. Upon any Event of Default, Lessee shall pay upon Lessor’s demand all costs incurred by Lessor (including court costs and reasonable attorney’s fees and expenses) in (1) obtaining possession of the Premises, (2) removing and storing Lessee’s or any other occupant’s property, (3) repairing, restoring, altering, remodeling and otherwise putting the Premises into condition acceptable to a new tenant, (4) if Lessee is dispossessed of the Premises and this Lease is not terminated, re-letting all or part of the Premises (which in no event shall be less than one month’s rent), including leasing commissions, rent concessions (whether in the form of assuming or buying out lease remainders elsewhere, free rent for a period of time, or reduced rental rates), utilities during the vacancy, advertising costs, administrative overhead cost of tenant finish work, and other costs incidental to such re-letting, (5) performing Lessee’s obligations which Lessee failed to perform including (a)all rent and other indebtedness due from Lessee to Lessor through the date of termination of Lessee’s right of possession and (b) all rent and other sums required to be paid by Lessee during the remainder of the entire Term, subject to the acceleration paragraphs above and (6) enforcing or advising Lessor of its rights, remedies and recourses arising out of the Event of Default. To the full extent permitted by law, Lessor and Lessee agree that the federal and state courts of Texas shall have exclusive jurisdiction over any matter relating to or arising from this Lease and the parties rights and obligations under this Lease.

Lessor’s acceptance of any partial payment of Rent shall not waive Lessor’s rights with regard to the remaining portion of the Rent that is due, regardless of any endorsement or other statement on any instrument delivered in payment of Rent or any writing delivered in connection therewith; accordingly, Lessor’s acceptance of a partial payment of Rent shall not constitute an accord and satisfaction of the full amount of the Rent that is due.

ARTICLE XX.

20.1                         Lien for Rent. Intentionally deleted.

ARTICLE XXI.

21.1                        Attorney’s Fees, Interest, and Other Expenses.

If Lessee is in default and if Lessor places the Lease in the hands of an attorney in order to enforce lease rights or remedies, the Lessor may recover reasonable attorney’s fees from the Lessee even if suit has not been filed. In any lawsuit enforcing lease rights, the prevailing party shall be entitled to recover reasonable attorney’s fees from the non prevailing party, plus all out of pocket expenses. Trial shall be to court only; and all parties waive jury trial. All delinquent sums due from Lessee shall bear interest at the maximum lawful rate of interest, compounded annually, from date of default until paid, plus any late payment fees. Late payment fees as set forth in Paragraph 3.1 shall be considered reasonable liquidated damages for the time, trouble, inconvenience, and administrative overhead expenses incurred by Lessor in collecting late rentals, such elements of damages being uncertain and difficult to ascertain. Late payment fees shall not be liquidated damages for attorney’s fees or for Lessor’s loss of use of such funds during the time of delinquency.

ARTICLE XXII.

22.1                        Non-waiver.

Lessor’s acceptance of monies past due or failure to complain of any action, non action, delayed payment or Event of Default, whether singular or repetitive, shall not constitute a waiver of rights or obligations under the Lease. Lessor’s waiver of any right or any default shall not constitute waiver of any other rights, other Events of Default, or subsequent Default. No act or omission by Lessor or Lessor’s agents shall be deemed an acceptance or surrender of the Premises and no agreement by Lessor to accept a surrender of the Premises shall be valid unless it is in writing and signed by a duly authorized agent of Lessor. Lessor’s acceptance of any partial payment of Rent shall not waive Lessor’s rights with regard to the remaining portion of the Rent that is due, regardless of any endorsement or other statement on any instrument delivered in payment of Rent or any writing delivered in connection therewith; accordingly, Lessor’s acceptance of a partial payment of Rent shall not constitute an accord and satisfaction of the full amount of the Rent that is due.

ARTICLE XXIII.

23.1                        Rules and Regulations.

Lessee shall comply with the Rules and Regulations for the Center which are attached hereto as Exhibit F. Lessor may from time to time, change such Rules and Regulations for the safety, care or cleanliness of the Center and related facilities, provided that such changes are applicable to all tenants of the Center and do not unreasonably interfere with Lessee’s use of the Premises.

ARTICLE XXIV.

24.1                        Transfer of Ownership by Lessor.

If Lessor transfers ownership of the Center or any portion thereof, (other than security for a mortgage) and if Lessor has delivered to transferee all of Lessee’s security deposits and any prepaid rents, Lessor shall be released from all liability under the Lease; and such transferee shall become liable as Lessor.

ARTICLE XXV.

25.1                        Mortgages.

This Lease shall be subordinate to any deed of trust, mortgage, or other security instrument, or any ground lease, master lease, or primary lease, that now or hereafter covers all or part of the Premises (the mortgagee under any such mortgage or the Lessor under such lease is referred to herein as a (“Lessor’s Mortgagee”) provided such Lessor Mortgage agrees to not disturb Lessee’ occupancy under this Lease. Any Lessor’s Mortgagee may elect, at any time, unilaterally, to make this Lease superior to its mortgage, ground lease, or other interest in the Premises by so notifying Lessee in writing. Lessee shall attorn to any party succeeding to Lessor’s interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party’s request and agreement to not disturb Tenant’s occupancy under this Lease, and shall execute such agreements confirming such attornment as such party may reasonably request.

ARTICLE XXVI.

26.1                       Surrender of Premises.

No act by Lessor shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it is in writing and signed by Lessor. At the expiration or termination of this Lease, Lessee shall deliver to the Lessor the Premises with all improvements located therein in good repair and condition, broom clean in the same condition as on the Commencement Date (as changed or improved from time to time in accordance with this Lease), less ordinary wear and tear and shall deliver to Lessor all keys to the Premises. Removal of Lessee’s property from the Premises is subject to Paragraph 14.1.

ARTICLE XXVII.

27.1                        Holding Over.

If Lessee fails to vacate the Premises at the end of the Term, then Lessee shall be a tenant at will and, in addition to all other damages and remedies to which Lessor may be entitled for such holding over, Lessee shall pay, in addition to the other Rent, a daily Base Rent equal to the greater of (a) 150% of the daily Base Rent payable during the last month of the Term, or (b) 125% of the prevailing rental rate in the Center for similar space.

ARTICLE XXVIII.

28.1                        Signs and Center Name.

Lessee’s exterior sign must be installed in accordance with the signage criteria in Exhibit G, attached hereto, prior to Lessee’s commencement of business. Except for Lessee’s initial signage contemplated in Exhibit G, Lessee may not have temporary or permanent signs, symbols, awnings, advertising matter, decorations, or identifying marks on any windows or exterior surfaces of the Premises or in the common facilities without Lessor’s prior written approval. Permitted signs and lettering shall conform to Lessor’s criteria in Exhibit G. Lessor may remove all unapproved signs without prior notice to Lessee at Lessee’s expense. Lessor may change the name of the Center upon three (3) months written notice to Lessee.

ARTICLE XXIX.

29.1                         Notices.

All notices and other communications given pursuant to this Lease, shall be in writing and shall be either (a) hand delivered personally to the party being notified, (b) hand delivered to or inside such party’s mailing address, (c) delivered at such party’s mailing address by certified mail, return receipt requested, postage prepaid or (d) sent by prepaid telegram, cable, facsimile transmission or telex followed by a confirmation letter. The mailing address of Lessor shall be the address to which Lessee normally mails or delivers the monthly rent unless Lessor notifies Lessee of a different address in writing. The mailing address of Lessee shall be the Premises under the Lease. However, if Lessee moves out, it shall be Lessee’s last known address by Lessor. Hand delivered notice is required only when expressly required in the Lease. Notice by non-certified mail is sufficient if actually received by the addressee or an employee or agent of addressee. The term “notice” shall be inclusive of notices, billings, requests, or demands.

ARTICLE XXX.

30.1                       Estoppel Certificate.

From time to time, upon ten (10) days prior written request from Lessor, Lessee shall execute and deliver to Lessor or furnish to any party designated by Lessor the estoppel certificate attached as Exhibit H. The form in Exhibit H may be changed by Lessor as may be reasonably required by a prospective purchaser or lender to confirm such factual certifications and representations as to this Lease as Lessor may reasonably request. If any statement in the estoppel certificate form is contrary to the facts existing at the time of execution of such form,

Lessee may correct same before signing. The estoppel certificate may be conclusively relied upon by Lessor and by any prospective lienholder or purchaser of the Premises. If Lessee fails to comply with the foregoing by the end of the ten (10) day period, it shall be conclusively presumed that (a) this Lease is in full force and effect without any sublease or assignments and is un-amended or modified except for amendments verified by affidavit of Lessor to the prospective lienholder or purchaser, (b) no rents, security deposits, or other charges have been prepaid, (c) the statements contained in the estoppel certificate form are correct, (d) there are no uncured defaults by Lessor, (e) Lessee has no right of offset or rescission, and (f) any prospective purchaser or lienholder may conclusively rely on such silence or noncompliance by Lessee and may conclusively assume no Lessor defaults within the one hundred twenty (120) days following Lessee’s receipt of Lessor’s request for an estoppel certificate.

ARTICLE XXXI.

31.1                        Binding on Successors.

This Lease shall inure to the benefit of and be binding upon the parties and any guarantors of this Lease and upon their respective successors and assigns. In the event of foreclosure by any lien holder of the Center, Lessee shall not have the right to terminate this Lease. This Lease is for the sole benefit of Lessor and Lessee, and, other than Lessor’s mortgagee, no third party shall be deemed a third party beneficiary hereof.

ARTICLE XXXII.

32.1                        Leasing Broker or Agent Commission.

Neither Lessor nor Lessee has dealt with any broker or agent in connection with the negotiation or execution of this Lease, other than Jim Nelson and Kirk Guilanshah whose commission shall be paid by Lessor. Lessee and Lessor shall each indemnify the other against all costs, expenses, attorneys’ fees, and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under the indemnifying party. No leasing commission shall be due by Lessor to any broker or agent unless in writing. Commission agreements executed by Lessor shall be binding on subsequent owners if the Lessee is in possession of the Premises at the time of transfer of ownership of the Center.

ARTICLE XXXIII.

33.1                         Representation and Warranties by Lessor.

Lessor warrants that Lessor is the sole owner of the land and improvements comprising the Center and that Lessor has full rights to enter into this Lease. Lessor duties are limited to those expressly stated in the Lease and shall not include any implied duties or warranties, now or in the future. No representations or promises have been made by Lessor other than those contained in the Lease. Lessor warrants that any construction work performed by Lessor or Lessor’s contractors shall be in compliance with applicable law at time of construction.

33.2                         Representations and Warranties by Lessee.

Lessee warrants to Lessor that (a) the financial statements of Lessee heretofore furnished are true and correct, (b) there has been no significant adverse change in Lessee’s financial condition since the date of the financial statement, and (c) the financial statement represents the financial condition of Lessee upon those dates and at the time of execution hereof, (d) there are no delinquent taxes due and unpaid by Lessee, and (e) Lessee and none of the officers and partners of Lessee (if Lessee is a partnership or corporation) have ever declared bankruptcy. Lessee has disclosed all lawsuits pending or threatened against Lessee, and Lessee has made no material misrepresentation or material omission of facts regarding Lessee’s financial condition or business operation. All financial statements must be dated and signed by Lessee. Lessee acknowledges that Lessor has relied on the above information furnished by Lessee to Lessor and that Lessor would not have entered into this Lease otherwise. Lessee’s failure to notify Lessor of such material adverse changes in Lessee’s financial condition shall constitute an Event of Default under the Lease.

33.3                        Financial Statement Requirements.

Prior to execution of this Lease, Lessee shall furnish to Lessor a financial statement of Lessee’s condition in a reasonably satisfactory form. Subsequently, at any time during the Term and within fifteen (15) days after Lessor’s request, Lessee will furnish Lessee’s most recent audited financial statements (including any notes to them) to Lessor, or, if no such audited statements have been prepared, such other financial statements (and notes to them) as may have been prepared by an independent certified public accountant or, failing those, Lessee’s internally prepared financial statements.  Lessor will not disclose any aspect of Lessee’s financial statements that Lessee designates to Lessor as confidential except (1) to Lessor’s lenders or prospective purchasers of the Center, (2) in litigation between Lessor and Lessee, or (3) if required by court order. All financial statements shall be originally signed and dated by Lessee. The requirements of this Section shall be deemed satisfied by deliver of those financial statements on file with the Securities and Exchange Commission.

ARTICLE XXXIV.

34.1                        Place and Performance.

All obligations under this Lease shall be performed in the county where the Center is located, unless otherwise expressly stated in this Lease.

ARTICLE XXXV.

35.1                        Amendments.

This Lease contains the entire agreement between the parties. No other written or oral promises or representations have been made, and none shall be binding. This Lease supersedes and replaces any previous lease between the parties on the Premises, including renewals or extensions thereunder. Except for reasonable changes in the Rules and Regulations, this Lease shall not be amended or changed except by written instrument, signed by both Lessee and Lessor. Lessor’s agents do not and will not have the authority to (a) make exceptions, changes or amendments to this Lease, or factual representations not expressly contained in this Lease, (b) waive any right, requirement, or provision of this Lease, or (c) release Lessee from all or part of this Lease, unless such action is in writing and no custom or practice which may evolve between the parties in the administration of the terms hereof shall waive or diminish the right of Lessor to insist upon the performance by Lessee in strict accordance with the terms hereof.

ARTICLE XXXVI.

36.1                        Joint and Several Liability.

Multiple Lessees shall be jointly and severally liable under this Lease. Notices, requests, or agreements to, from, or with one of multiple Lessees shall be deemed to be to, from, or with all such Lessees.

ARTICLE XXXVII.

37.1                        No Merger.

Under no circumstance shall Lessor or Lessee be considered an agent of the other. There shall be no merger of the leasehold estate hereby created with the fee estate in the Premises or any part thereof if the same person acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the fee estate in the leasehold Premises or any interest in such fee estate.

ARTICLE XXXVIII.

38.1                         Governing Law.

This Lease shall be governed by and construed in accordance with the laws of the State of Texas, without regard to the conflicts of laws provisions, which might otherwise be applicable.

ARTICLE XXXIX.

39.1                        Separability.

If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws, then the remainder of this Lease shall not be affected thereby and in lieu of such clause or provision, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid, and enforceable.

ARTICLE XL.

40.1                       Force Majeure.

Other than for Lessee’s obligations under this Lease that can be performed by the payment of money (e.g., payment of Rent and maintenance of insurance), whenever a period of time is herein prescribed for action to be taken by either party hereto, such party shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the control of such party.

ARTICLE XLI.

41.1                        Confidentiality.

Lessee acknowledges that the terms and conditions of this Lease are to remain confidential for Lessor’s benefit, and may not be disclosed by Lessee to anyone, by any manner or means, directly or indirectly, without Lessor’s prior written consent. The consent by Lessor to any disclosures shall not be deemed to be a waiver on the part of Lessor of any prohibition against any future disclosure.

ARTICLE XLII.

42.1                        Miscellaneous.

The Lease shall not be construed against either party more or less favorably by reason of authorship or origin of language. If any date of performance or exercise of a right ends on a Saturday, Sunday, or state holiday, such date shall automatically extend through the next business day. Time is of the essence; and all performance date, time schedules, and conditions precedent to exercising a right shall be strictly adhered to without delay except where otherwise expressly provided.

ARTICLE XLIII.

43.1                        Special Conditions.

Special conditions of this Lease are attached in Exhibit B.

ARTICLE XLIV.

44.1                         Lessee Signature Requirements.

Lessee is ( ) an individual, ( ) several individuals, ( ) a general partnership, ( ) a limited partnership, ( ) limited liability corporation ( ) a joint venture, ( ) an unincorporated association, ( ) a professional association, ( ) a professional corporation, or (X) a corporation (Check one). Such partnership, joint venture, unincorporated association, or corporation is organized or chartered under the laws of the State of Texas. Lessee’s name stated at the beginning of this Lease ( ) is or (X ) is not an assumed name. If so, an assumed name certificate has been or will be filed by Lessee in the county where the Center is located or with the Texas Secretary of State’s Office in Austin, Texas, whichever is appropriate. Lessee shall disclose to Lessor the names and addresses of all partners or venturers of Lessee if Lessee is a partnership or joint venture. Corporate seals are unnecessary under Texas law.

ARTICLE XLV.

45.1                         Guaranty.

This Lease ( ) is or (X ) is not guaranteed by others. The names and titles of any guarantors are shown on the signature page(s) at the end of this Lease. The specific obligations of such guarantors, if any, shall be pursuant to the attached Exhibit K entitled “Lease Guaranty”, if applicable. Such guaranty shall continue and shall be unaffected by any modification or amendment to this Lease or any renewal or extension thereof. The signature requirements and corporate resolution requirements for any guarantors shall conform to the requirements for Lessees in Paragraph 44.1 above.

ARTICLE XLVI.

46.1                        Exhibit List.

The exhibits and attachments attached to this Lease are listed below. All exhibits and attachments are incorporated herein by this reference and are a part of this Lease except for those, which are lined out.

Exhibit A                                         Floor Plan of the Premises

Exhibit B                                           Special Conditions

Exhibit C                                           Legal Description of the Center

Exhibit D                                          Acknowledgment of Lease

Exhibit E                                           Construction Obligations of Lessor and Lessee

Exhibit F                                            Center Rules and Regulations

Exhibit G                                           Signage Criteria

Exhibit H                                         Estoppel Certificate

Exhibit I                                              Pro-ration of Center Operating Expenses

Exhibit J                                             Lessee Signature Requirements

Exhibit K                                         Lease Guaranty

ARTICLE XLVII.

47.1                         Lease Dates and Signatures.

The effective date on which this Lease becomes binding is the date on which the Lease has been signed by all parties, including guarantors if any. The commencement date of the lease term and the commencement date for payment of rent are set forth in Paragraph 4.1. The name and signatures of all parties are shown below; and all persons signing have been duly authorized to sign.

LESSOR: Beltway 8 Service Center Investors, Ltd.		LESSEE: Isolagen Technologies, Inc.
Richland Investments, General Partner

By:	/s/ Edna Meyer-Nelson	By:	/s/ Jeffrey W. Tomz
	Edna Meyer-Nelson, President	Jeffrey W. Tomz, CFO

2/16/05		2-16-05
Date signed		Date signed

EXHIBIT A

FLOOR PLAN OF THE PREMISES
 (see Paragraph 1.1 of the Lease)

The parties have agreed on the location and dimensions of the Premises as shown below

EXHIBIT B

SPECIAL CONDITIONS

(see Paragraphs 2.1 and 43.1 of the Lease)

1.                                       The Base Rent, annually and monthly for the Term shall be as follows:

Lease Term	Monthly Rent Aggregate Rent

3/01/05 through 4/30/05	Free Rent*	Free Rent*
5/01/05 through 4/30/06	$11,136.75	$133,641.00
5/01/06 through 4/30/07	$11,879.20	$142,550.40
5/01/07 through 4/30/08	$12,621.65	$151,459.80

* Tenant will pay the pro rata share of common operating expenses including, taxes, and insurance on the first day of each two (2) month Free Rent period. Estimation is $3,118.29 for each month.

2.                                       In addition to the above referenced Base Rent, Lessee shall pay to Lessor, as additional rent, Lessee’s pro rata share of common operating expenses including, taxes and insurance.  Lessor has estimated these expenses for 2005, based on actual expenses during the previous year, to be $0.21 per square foot, or $3,118.29 per month.

3.                                       There shall be no obligation for Lessee to install any signage at the Premises. Any signage must be approved by the Landlord prior to installation and is the sole cost of the Lessee.

4.                                       Lessee is aware that the key issued by Lessor upon execution of the lease is a “vacant master key” and that other individuals may have copies of the key. Lessor advises Lessee to re-key the entry lock to the space. Any cost incurred regarding keys/locks shall be at Lessee’s expense.

5.                                       Landlord will provide at no additional expense, a pad site on the exterior of the building for the Lessee to install a 70 KVA back up generator at its sole cost and expense.

6.                                       Landlord will provide a 200 sq. ft. ground surface for exterior storage area to be used for CO2 Storage at no additional expense to the Lessee. Lessee to provide storage facility at its sole cost and expense.

7.                                       Lessee, upon giving Landlord not more than twelve (12) months and not less than three (3) months prior written notice in each instance, shall have the right to renew the lease with respect to all or part of the space than under lease to Lesee for two (2) additional periods of up to three (3) years at current market rate based on similar properties in the same area.

8.                                       Lessee, will have four (4) parking spaces per one thousand (1,000) based on rentable square feet or approximately sixty (60) parking space. Landlord is providing these spaces with some in the front of the leased space and some in the rear of the leased space.

EXHIBIT C

LEGAL DESCRIPTION OF THE PROPERTY

All that certain 5.2412 acres, situated in the John Reinerman Survey, A-642, Harris County, Texas, said 5.2412-acre tract is part of that certain 13.64 acre tract conveyed to A. J, Mendive, as recorded in Volume 1438, Page 46 of the Harris County Deed Records. Said 5.2412-acre tract is more particularly described by metes and bounds as follows:

COMMENCING at the point of intersection of the northerly right-of-way line of Missouri, Kansas and Texas Railroad (100’ right-of-way), with the easterly right-of-way line of Post Oak Road (80’ wide); thence North 01 degrees 50 minutes 33 seconds West, along the easterly right-of-way line of Post Oak Road, for a distance of 701.04 feet to a 1/2” iron rod found for the POINT OF BEGINNING of the herein described 5.2412-acre tract;

THENCE North 01 degrees 50 minutes 33 seconds West, continuing along the aforementioned easterly right-of-way line, for a distance of 422.80 feet to a 5/8” iron rod found for corner;

THENCE North 88 degrees 18 minutes 59 seconds East, leaving the aforementioned easterly right-of-way line, for a distance of 547.11 feet to an “X” found in concrete for corner;

THENCE South 00 degrees 01 minutes 15 seconds West, for a distance of 422.60 feet to a 5/8” iron rod found for corner;

THENCE South 88 degrees 16 minutes 30 seconds West, for a distance of 533.37 feet to the POINT OF BEGINNING, containing within these metes and bounds 5.2412 acres (228,307 square feet) of land area, more or less.

Address of Property is: 11275 W. Sam Houston Parkway Suite 300

Houston, Texas 77031

Left Blank Intentionally

EXHIBIT D

ACKNOWLEDGMENT OF LEASE

(see Paragraph 4.2 of the Lease)

THE STATE OF TEXAS	}
}
COUNTY OF Harris	}

KNOW ALL MEN BY THESE PRESENTS:

The undersigned parties acknowledge that the Lease described below is in full force and effect and that Lessee has taken possession of the space.

Date of Lease:	February 16, 2005
Lessor:	Beltway 8 Service Center Investors, Ltd. and Richland Investments, Inc., General Partner
Lessee:	Isolagen Technologies, Inc.
Suite No.:	Suite 300
Square feet of rentable area:	14849 s.f.
Center Address:	11275 West Sam Houston Parkway S. Houston, TX 77031
Center legal description:	See Exhibit C

The Commencement Date, Annual Anniversary Date, and Ending Date of the initial Term as defined in paragraph 4.1 of the Lease are as follows:

Commencement Date (month, day, year):                                                                         March 1, 2005

Annual Anniversary Date (month, day):                          May 1

Ending Date (month, day, year):                                                                       April 30, 2008

The parties acknowledge that the Lease has not been amended or modified and that this acknowledgment may be filed of record with the Texas Secretary of State or with the county where the Center is located in order to record Lessee’s possession rights to the Premises. The entire Lease is hereby affirmed and incorporated herein. The Lease will cease to be an encumbrance to Lessor’s title if Lessor files an affidavit of record, stating that Lessee no longer occupies the Premises and that Lessee’s right of possession has been lawfully terminated.

LESSEE		LESSOR
(to be signed at time of move in)		(to be signed at time of move in)

LESSEE:		LESSOR:
Isolagen Technologies, Inc.		Beltway 8 Investors, Ltd., General Partner
Richland Investors, Inc.

By:	/s/ Jeffrey W. Tomz	By:	/s/ Edna Meyer-Nelson

Jeffrey W. Tomz, CFO			Edna Meyer-Nelson, President

Date signed:	2-16-05	Date signed:	/s/ Edna Meyer-Nelson

EXHIBIT E

CONSTRUCTION OBLIGATIONS OF LESSOR AND LESSEE

(see Paragraph 5.1 of the Lease)

Landlord will provide at its sole cost a build out allowance of $3.25 per NRSF or $48,259.25.

Lessee shall provide Landlord with all work release associated with any work performed inside or outside of the Leased premises.

No additional allowance will be allocated for space planning, construction drawings, permits, inspections, or construction management fees.

EXHIBIT F

CENTER RULES AND REGULATIONS

(See Paragraphs 10.1 and 23.1 of Lease)

Lessor desires to maintain in the Center the highest standard of dignity and good taste consistent with comfort and convenience for all tenants. Any action or condition not meeting this high standard should be reported directly to the Center manager. Cooperation by all tenants will be sincerely appreciated. The following rules and regulations apply to all tenants in the Center and their agents, employees, family, licensees, invitees, visitors, and contractors unless otherwise stated. Lessor may rescind these rules, make reasonable modifications thereto, and make other reasonable rules and regulations for the safety care and cleanliness of the Center and for the preservation of good order.

1.                                       CONTROL OF COMMON FACILITIES. The common facilities shall remain under Lessor’s sole operation and control. Except for normal daily business operations, movement into or out of the Center of furniture, fixtures, and equipment shall be restricted to hours designated by Lessor. All such movement shall be under the supervision of the Center manager and carried out in a manner agreed between Lessee and the Center manager, by pre-arrangement. Pre-arrangement shall include time, method, routing and any limitations imposed for reasons of safety or non-disturbance of others. Lessor may require that movement of furniture or equipment that interferes with normal Center traffic shall be made at hours other than normal business hours.

2.                                       OBSTRUCTION OR LITTERING OF COMMON FACILITIES. No common facility passageways or parking areas may be blocked or obstructed. No rubbish, trash, litter, or materials of any nature may be emptied or thrown into these areas. These areas may be used only ingress, egress, or parking.

3.                                       SAFES. Safes and other heavy articles shall be carried onto the leased premises only at such times and in such manner as prescribed by Lessor. Lessor shall have the right to specify weight limitations and positioning of safes or other heavy articles. Any damage done to the Center by installation, presence, or removal of a safe or other article owned or controlled by Lessee on the leased premises, shall be paid by Lessee.

4.                                       REMOVAL OF FURNITURE. Removal of Lessee’s furniture or equipment from the Center after Lessee’s normal business hours shall require presentation of written authorization by an authorized representative of Lessor. Security guards, watchmen, and other Center employees will have the right to challenge all persons leaving the Center with such items during non-business hours.

5.                                       PERMITS AND LICENSES. Lessee shall procure at its own expense, any permits and licenses required for the transaction of business in the leased premises.

6.                                       HAZARDOUS MATERIALS. Lessee shall not place or install, on the leased premises or any part of the Center, any explosive, gasoline, kerosene, oil, acids, caustics, or any other inflammable, explosive, or hazardous materials without written consent of the Center manager. Lessee shall not operate electric space heaters, stoves, engines, or other equipment not typical of a Center without written consent of the Center manager.

7.                                       ENTRY BY LESSOR. Lessor shall have the right to enter for reasonable business purposes at all times.

8.                                       PLUMBING. Plumbing fixtures and appliances shall be used only for the purposes for which they were constructed. No sweeping, rubbish, rags, or other unsuitable materials may be thrown or placed in plumbing fixtures or appliances. The cost of any stoppage or damage resulting from negligence or improper use of these fixtures and appliances by Lessee or Lessee’s agents, employees, family, invitees, licensees, or visitors shall be paid for by the Lessee.

9.                                       THEFT AND DAMAGES. Lessor shall not be responsible for lost or stolen personal property, equipment, money, or jewelry, from the Center, regardless of whether such loss occurs when the area is locked against entry. Lessor will not be liable to Lessee or Lessee’s employees, customers, or invitees for any damage or losses to persons or property caused by other lessees in the Center or for damages or losses caused by theft, burglary, assault, vandalism, or other crimes. Owner shall not be liable for personal injury or loss of Lessee’s property from fire, flood, water leaks, rain, hail, ice, snow, smoke, lightning, wind, explosions, interruption of utilities, or other occurrences unless such injury or damage is caused by negligence of Lessor. Lessor strongly recommends that Lessee secure Lessee’s own insurance to protect against the above occurrences.

10.                                 ANIMALS. Unless part of inventory for sale, no birds, fowl, or animals (except guide dogs) shall be brought into or kept in or about the Center without prior written approval of Lessor.

11.                                 BICYCLES. Unless part of inventory for sale, no bicycles, motorcycles, or similar vehicles shall be allowed inside Lessee’s space.

12.                                 RESIDENTIAL USE. No sleeping, cooking, clothes cleaning, or laundering is permitted on the leased premises without written consent of Lessor unless the primary use in paragraph 1.2 of the lease necessitates such uses.

13.                                 INTOXICATION. Lessor reserves the right to exclude or expel from the Center any person who in the reasonable judgment of Lessor, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any rules and regulations of the Center.

14.                                 DISTURBANCES. Lessee shall not obstruct, disturb, or interfere with the rights of other Lessees or occupants or in any way injure or annoy them. Lessee shall not make any noises by any means, which, in the reasonable judgment of Lessor, are likely to disturb other Lessees or occupants of the Center. Flashing lights, exterior lights, exterior loud speakers, exterior antennas, and noxious fumes are prohibited.

15.                                 COMPLIANCE WITH SAFETY AND SANITATION LAWS. Lessee shall comply with all laws relating to fire, safety, and sanitation, and shall comply with any reasonable requirements of Lessor’s insurance company with respect to fire prevention, safety standards, and sanitation.

16.                                 CLEANING. Lessee shall keep Lessee’s space in a reasonably clean condition.

17.                                 SOLICITING. Canvassing, soliciting, or peddling in other areas of the Center is prohibited without written permission of Lessor, and Lessee shall cooperate to prevent same.

18.                                 SIGNS. No storefront, exterior, or window signs are allowed unless in accordance with the sign criteria set forth in the signage criteria Exhibit to the lease. No “for sale” signs are allowed on vehicles parked in the Center.

19.                                 NOTICE OF PERSONAL INJURIES OR UTILITY OR MECHANICAL PROBLEMS. Lessee shall give prompt notice to the Center manager, to the best of Lessee’s knowledge, of any significant accidents involving injury to persons or property, including plumbing, electrical, heating, air conditioning, stairwell, corridor, and elevator problems and /or personal damage caused thereby.

20.                                 REQUESTS BY LESSEE. Except in emergencies, requests by Lessee shall be attended to only after written request by Lessee to the Center management. Lessor’s employees are not allowed to perform or do anything outside their regular duties unless pursuant to special orders from Lessor. Lessee may not contract with Lessor’s employees for the performance of paid or free services to Lessee. If, at the request of Lessee, Lessor or Lessor’s agents furnish services, goods, labor, or material to Lessee which are not required to be furnished by Lessor under this lease. Lessee shall pay for same upon delivery of a written statement therefore to Lessee.

21.                                 TRAFFIC SIGNS. All persons parking in the parking areas (or parking garage, if any) shall observe posted signs and markings regarding speed, stop signs, traffic lanes, reserved parking, no parking, parking stripes, etc.

22.                                 VEHICLE TRASH. All persons shall refrain from throwing trash, ashtray contents, or other debris on the parking areas.

23.                                 INOPERABLE VEHICLES. Inoperable vehicles and vehicles with flat tires are prohibited.

24.                                 PARKING OF EMPLOYEE VEHICLES. Lessor may from time to time designate specific areas in which vehicles owned by Lessee and Lessee’s employees, sub-lessees, assignees, licensees, and concessionaires shall be parked. Lessee shall use its best efforts to see that such vehicles are parked in such areas. Upon request by Lessor, Lessee shall furnish Lessor a complete list of license numbers of all vehicles operated by Lessee and the above listed persons. Lessor may charge reasonable parking fees for such vehicles not parked in the designated areas.

25.                                 PARKING OF TRUCKS AND DELIVERY VEHICLES. Without Lessor’s prior written approval, no trailers or large trucks may be parked in the Center parking areas except for temporary loading or unloading. Service and delivery vehicles may be parked in loading zones only when necessary. Lessor acknowledges that Lessee may park up to two (2) delivery vehicles at the Center and such may be parked overnight.

26.                                 BUSINESS IN COMMON AREA. Lessee shall not solicit business or display merchandise within the common facilities, or distribute handbills therein, or take any action, which would interfere with the rights of other persons to sue the common facilities.

27.                                 BANKRUPTCY DISTRESS SALES. Lessee shall not conduct on the leased premises any fire, auction, liquidation or bankruptcy sale.

28.                                 TRASH COLLECTION. All trash and garbage shall be kept in an area designated by Lessor in the kind of container specified by Lessor and placed outside of Lessee’s space daily. It shall be prepared for collection at the times and places specified by Lessor. Lessor may designate a particular company for exclusive collection of refuse and garbage.

EXHIBIT G

SIGNAGE CRITERIA

(see Paragraph 28.1 of the Lease)

Intentionally deleted

EXHIBIT H

ESTOPPEL CERTIFICATE

(Paragraph 30.1)

The purpose of this certificate is to confirm the current status of matters relating to the lease described below. It is for the benefit of the owner or prospective purchaser or mortgagee of the building in which the leased premises are located.

4.                                       The lease is in good standing and in full force and effect. To the knowledge of Lessee, Lessor is not in default. Lessee agrees to give notice of any Lessor default to any purchaser or lender making written requests to Lessee for same.

5.                                       Except for rents (if any) which may be due under the lease for the current month, there are no rents or other charges which have been prepaid by the undersigned Lessee to Lessor under the lease other than the following:

6.                                       The amount of security deposit currently posted by Lessee with Lessor is $15,739.94 in the form of (☒) cash or (☐) an irrevocable, unconditional letter of credit issued by in favor of Lessor which is still valid.

7.                                       Lessee acknowledges that the space being leased consists of 14,849 rentable square feet according to the lease, that the improvements to be constructed by Lessor have been satisfactorily completed, that the lease space has been accepted by Lessee, that Lessee now occupies the lease space, and that the commencement date for the lease term was 3/1/05and the expiration date for the lease term 4/30/08.

8.                                       There are no rentals, which are due and unpaid. Rentals are fully paid (if required by the lease) through the last day of the month in which this estoppel certificate has been executed.

9.                                       There are no known offsets or credits against rentals except as expressly provided by the terms of the lease. There is no known right of rescission and no known defense to Lessee’s future obligations to pay the specified rentals at the times and in accordance with the lease terms. Lessee has not received any concession (rental or otherwise) or similar compensation not expressed in the lease which is presently in effect.

10.                                 Lessee has no options or rights of refusal regarding the leased premises or additional rental space other than as set out in the lease.

11.                                 Lessee has not: (a) made a general assignment for the benefit of creditors; (b) commenced any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors; or (c) had any involuntary case, proceeding or other action commenced against it which seeks to have an order for relief entered against it, as debtor, or seeks reorganization arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors; or (d) concealed, removed, or permitted to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of the, or made or suffered a transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or made any transfer of its property to or for the benefit of a creditor at a he when other creditors similarly situated have not been paid; or (c) had a trustee, receiver, custodian or other similar official appointed for or take possession of all or any part of its property or had any court take jurisdiction of my other of its property.

12.                                 Lessee agrees to famish Lessor with estoppel letters on this form within 10 days (stating the then-current facts) after written request by Lessor or subsequent owners of the building.

13.                                 Lessee acknowledges that, upon 10 days’ prior written request of lessor’s mortgagee at any time after foreclosure proceedings or a deed in lieu of foreclosure, Lessee shall attorn to the mortgage or foreclosure purchaser by recognizing such new owner as Lessor under the lease provided that such purchaser shall recognize the rights of tenant under the lease as long as tenant is not in default. The agreement of Lessee to attorn shall survive any foreclosure sale or deed in lieu of foreclosure. Lessee shall, upon 10 days’ written notice from Lessor’s mortgagee any time before or after foreclosure sale, execute, acknowledge, and deliver to Lessor’s mortgagee all instruments and certificates that in the reasonable judgment of Lessor’s mortgagee may be necessary or proper to confirm such attornment.

14.                                 Lessee acknowledges that this estoppel certificate and the statements therein may be conclusively relied upon by Lessor and by any prospective purchaser or lien holder of the leased premises.

15.                                 The form of this estoppel certificate may vary, depending on lender or purchaser requirements. It is agreed that this certificate may be modified to conform to reasonable requests by lenders or purchasers.

16.                                 This agreement shall be binding upon and shall inure to the benefit of the Lessor, any present or future mortgagee, any prospective buyer or master lessee of the property, and their successors and assigns.

Dated this day of , 20 .

LESSEE:

By:

EXHIBIT I

PRORATION OF CENTER OPERATING EXPENSES

(Paragraph 2.l(c))

1.                                       CALCULATION OF “ESTIMATED” CENTER OPERATING EXPENSE. On or before the beginning of each calendar year, Lessor shall calculate the estimated center operating expense for that calendar year, according to the criteria in paragraph 3 below. One-twelfth of Lessee’s pro rata share of estimated center operating expense shall be due on the first of each month as additional rent. Lessee’s pro rata share is defined in paragraph 5 below. If significant unanticipated expenses are incurred during the year, the estimated operating expense allocation may be adjusted from time to time.

2.                                       YEAR END ADJUSTMENT FOR OVERPAYMENT OR UNDERPAYMENT BY LESSEE BECAUSE OF DIFFERENCES BETWEEN “ESTIMATED” AND “ACTUAL” CENTER OPERATING EXPENSES. After each calendar year of the lease term and renewal or extension periods, Lessor shall determine the actual center operating expense for that calendar year. If actual expenses are less than estimated expenses and if Lessee’s estimated pro rata share was too much, Lessor shall promptly refund to Lessee the excess amount paid by Lessee or show a credit on Lessee’s next invoice. If actual expenses were more than estimated expenses and if Lessee’s estimated pro rata share was insufficient, Lessor shall invoice Lessee for Lessee’s underpayment. Payment shall be due 30 days after delivery of invoice to Lessee.

3.                                       DEFINITION OF COMMON AREA MAINTENANCE EXPENSES. Common area maintenance expenses for each calendar year shall include: all ad valorem taxes and assessments becoming due on the center in such period; utilities and HVAC for enclosed common areas, common facilities, and on-site management offices; premiums for fire, extended coverage, vandalism, rent, and liability insurance (except as provided in paragraph 4 below) on the center and on personal property used in on-site management and maintenance; security expenses; landscape planting, maintenance, and replacement; seasonal and permanent decorating expenses; supplies; painting, striping, concrete, electrical, plumbing, roofing and other maintenance expenses; licenses; permits, promotional advertising; maintenance salaries, bonuses, and other payroll taxes; on-site management office and personnel expenses, all other reasonable operating expenses which are reasonably related to the operation of the property; and management fees in the amount of 5% of the total gross income derived from the property. In the event the center is managed by an affiliated or non-affiliated, professional management company rather than by Lessor’s own staff, a reasonable management fee may be included as an operating expense of the center. No expense category shall include more than 12 months’ worth of expenses. Center operating expenses shall also include the following improvements if amortized over the useful life of such improvements for IRS purposes together with interest at 12% per annum on the un-amortized cost; (a) improvements to reduce operating expenses, (b) improvements required by laws enacted following completion of the center, and (c) carpeting, floor covering, draperies, and wall coverings for any common areas of the center. Center operating expenses shall be calculated on an accrual basis in accordance with generally accepted accounting principles, consistently applied.

Common area maintenance expenses shall NOT include: principal and interest payments on mortgages, depreciation or improvements which IRS requires to be depreciated (except as provided above); expenses of repairing damage of the type normally covered by fire and EC insurance; any expense to the extent it is paid or reimbursed from insurance proceeds; costs of repairing damage for which Lessor is entitled to reimbursement from others; remodeling costs for new or existing tenants; insurance costs billed directly to tenants pursuant to paragraph 4 below; any utility and air conditioning or heating costs or other expenses which are separately billed to specific tenants; franchise and income taxes of Lessor; leasing commissions; and expenses of marketing and leasing vacant space in the center.

4.                                       INSURANCE ON TENANT IMPROVEMENTS AND SPECIAL USES. The portions of fire, extended coverage, and vandalism insurance premiums reasonably allocated to Lessee’s tenant finish-out and leasehold improvements shall be paid for solely by Lessee and shall be added to Lessee’s pro rata share of estimated and actual center operating expenses. Excess insurance costs due solely to Lessee’s high risk usage for a portion of the center (such as a restaurant) will be handled in a like manner.

5.                                       DEFINITION OF PRO RATA SHARE. Lessee’s pro rata share of estimated and actual common area maintenance expenses is the percentage result of dividing the square footage of Lessee’s space with the square footage in the entire center as reasonably determined by Lessor, using the same measurement criteria. For any partial year, such amount shall be further prorated on a time basis.

6.                                       DELAY IN IMPLEMENTATION. At Lessor’s option, adjustments may be delayed. Lessor’s delay in implementing such adjustments will not waive Lessor’s right thereto, and the most recent monthly rental figures shall continue to be paid during such delay. If Lessor delays in timely calculating adjustments, such adjustments shall be retroactive to the respective date on which Lessor had a right to make such adjustment; and such delayed rent adjustments shall become due upon written notice to Lessee.

7.                                       EXAMINATION OF RECORDS. Upon reasonable notice, Lessee may examine Lessor’s accounting records for common area maintenance expenses and other data used in calculating additional rents or rent adjustments. Such examination shall be during normal business hours.

EXHIBIT J

LESSEE’S SIGNATURE REQUIREMENTS

Intentionally Deleted

EXHIBIT K

LEASE GUARANTY

(see Paragraph 45.1 of the Lease)

Intentionally Deleted